Norwood Financial Corp Hovde Financial Services Conference November 6-8 2024 Exhibit 99.1

The information disclosed in this document includes various forward-looking statements that are made by Norwood Financial Corp (the “Company”) in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements the Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change overtime. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, and competition. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company cautions that the foregoing list of important factors is not exhaustive. The Company is not obligated to update and does not undertake to update any of its forward looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or made herein. Forward Looking Statements & Disclaimers

Strength. Security. Stability.

Norwood Financial Corp is the holding company for Wayne Bank. Founded in 1871, the Bank has 29 Community Offices throughout Pennsylvania and New York, including those offices operating under the Bank of Cooperstown and Bank of the Finger Lakes brands.

Employing more than 300 local people, Wayne Bank offers a full line of products and services to meet the financial needs of consumers and businesses.

As a community bank, Wayne Bank is an integral part of both the local community and economy. Each year, the Bank contributes to hundreds of organizations and employees are passionate about helping their communities through event participation and service to local charities. By supporting residents, businesses, schools, and charitable organizations, Wayne Bank is dedicated to reinvesting in the community and encouraging economic growth.

153 Years in Business

Committed to the same mission and core values instated upon our founding in 1871

Growth & Expansion

3 successful acquisitions from 2011 to 2020

Performance & Profitability

Loan/Deposit Ratio - 89%
CRE Concentration – 135%
Net Interest Margin - 2.99%
Efficiency ratio - 65%
Op EX/Average Assets – 2.11%

Rewarding Shareholders

32 consecutive years of increasing cash dividends – a truly impressive record

$2.3B
in assets
September 30, 2024

$1.6B
in loa0s
September 30, 2024

$1.8B
in deposits
September 30, 2024

Norwood FINANCIAL CORP

Growth & Expansion

A history of de novo growth and successful acquisitions.

- **1871** Wayne County Savings Bank opened on November 4, 1871, with the modest capital of $25,000
- **1924** Existing Corporate Office Built and Opened
- **1931** Acquired Waymart State Bank
- **1954** Opened Waymart Community Office
- **1980** Opened Willow Avenue Community Office
- **1985** Opened Hawley Community Office
- **1993** Opened Milford Community Office
- **1996** Opened Shohola & Lakewood Community Offices
- **1999** Opened Stroud Mall Community Office
- **2004** Opened Marshalls Creek Community Office
- **2006** Opened Tannersville Community Office
- **2011** Acquired North Penn Bank and Central Scranton, Clarks Sumit, and Effort Community Offices
- **2016** Acquired National Bank of Delaware County (NBDC) and Walton, Andes, Roxbury, Stamford, Franklin, Roscoe, Liberty, Monticello, Wurtsboro, and Callicoon Community Offices
- **2020** Acquired USNY and Bank of Cooperstown and Bank of Finger Lakes brands with Geneva, Penn Yan, Cooperstown, and Oneonta Community Offices
- **2024** Renovating new location in Forty Fort, PA scheduled to open in Q1 2025



ONTARIO COUNTY
YATES COUNTY
OTSEGO COUNTY
DELAWARE COUNTY
SULLIVAN COUNTY
WAYNE COUNTY
PIKE COUNTY
LUZERNE COUNTY

Norwood FINANCIAL CORP

Financial Highlights dollars in thousands

Interest Rate Risk Lowering Exposure to Interest Rates

Investment Portfolio

Loan Portfolio Diversification As of Sept. 30, 2024

As of Sept. 30, 2024

As of Sept. 30, 2024

Loan Portfolio by Industry

Credit Performance

Credit Metrics

Deposits by Type and Channel – As of 9/30/2024* *Note: Non-Maturity Deposits include $52 million in customer Repo accounts that are classified as borrowings on the balance sheet.

Deposit Growth Total deposits in the banking industry increased by 2.63% in the past twelve months Wayne Bank grew deposits by 3.83% in the past twelve months Public funds increased by 12.63% Business deposits increased by 2.57% Consumer deposits increased by 2.39% Banking Industry Source: Board of Governors of the federal Reserve System (US) via fred.stlouisfed.org